UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2011

WORLD SURVEILLANCE GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32509	88-0292161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

State Road 405, Building M6-306A, Room 1400, Kennedy Space Center, FL 32815
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (321) 452-3545

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES

On November 2, 2011, the Company closed an investment pursuant to a Securities Purchase Agreement dated November 2, 2011 (the “Agreement”) with Michael K. Clark, the Company’s Chairman of the Board, and Glenn D. Estrella, the Company’s Chief Executive Officer and President, for the purchase of common stock, par value $0.00001 per share of the Company (the “Common Stock”) and warrants to purchase shares of Common Stock.  Mr. Clark purchased 1,333,333 shares and Mr. Estrella purchased 133,333 shares of Common Stock at a purchase price of $0.075 per share for a total purchase price of approximately $100,000 and $10,000, respectively, which shares shall be restricted pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules promulgated thereunder.  Mssrs. Clark and Estrella also received Common Stock Purchase Warrants (the “Warrants”) to purchase an additional 1,333,333 shares and 133,333 shares of Common Stock, respectively, at a purchase price of $0.21 per share, which warrants expire in three years.  The Warrants are exercisable on a cashless basis.  Pursuant to the Agreement, the Company is authorized to sell up to an aggregate of $1,000,000 of Common Stock and Warrants, $110,000 of which was purchased at the closing on November 2, 2011.

Also on November 2, 2011, the Company entered into conversion agreements (the “Conversion Agreements”) with Mr. Estrella, Barbara M. Johnson, the Company's Vice President, General Counsel and Secretary, and several employees (collectively, the "Employees"), to convert $140,000 of accrued cash salary into shares of Common Stock and warrants to purchase shares of Common Stock (the "Equity Conversion").  In connection with the Equity Conversion, the shares of Common Stock were valued at $0.075 per share and an aggregate of 1,866,667 shares were issued to the Employees, which shares shall be restricted pursuant to the Securities Act, and warrants to purchase an additional 1,866,667 shares of Common Stock, with an exercise price of $0.21 per share and a term of three years, were also issued to the Employees.  The warrants are exercisable on a cashless basis.

No underwriting discount or commissions were paid in connection with the Agreement or the Equity Conversion discussed above.

The Common Stock and the Warrants sold pursuant to the Agreement and issued pursuant to the Equity Conversion were issued as restricted securities under an exemption provided by Regulation D, Rule 506, promulgated under the Securities Act, and/or Section 4(2) of the Securities Act.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

10.1	Securities Purchase Agreement, dated November 2, 2011, by and between World Surveillance Group Inc., Michael K. Clark, and Glenn D. Estrella.

10.2	Form of Common Stock Purchase Warrant in connection with the Securities Purchase Agreement, dated November 2, 2011.

10.3	Conversion Agreement, dated November 2, 2011 between World Surveillance Group Inc. and Glenn D. Estrella.

10.4	Conversion Agreement, dated November 2, 2011 between World Surveillance Group Inc. and Barbara M. Johnson.

99.1	Press Release dated November 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Surveillance Group Inc.
(Registrant)

Date: November 8, 2011	/s/ Glenn D. Estrella
	By:	Glenn D. Estrella
	Title:	President and Chief Executive Officer